Exhibit 99.2

[SWS Group Letterhead]

January 3, 2006

Mr. Samuel L. Caster

Chairman of the Board

Chief Executive Officer

Mannatech, Inc.

600 South Royal Lane, Suite 200

Coppell, Tx 75019

Dear Sam:

Effective immediately, please accept my resignation as a Director of Mannatech, Inc. I have greatly enjoyed my association with all of you for the past eighteen months.

At the present, however, I cannot commit the time required to be a good director of the company. I would like to express my best wishes to you and everyone at Mannatech for much success in the future.

Sincerely,

/s/ Don Buchholz

Don Buchholz

DB:jms